                                                                    EXHIBIT 10.4
                               CORPORATE END USER

                              SOFTWARE ORDER FORM

                          (With Terms and Conditions)


                                   No. 005355

                                Net2Phone, Inc.
--------------------------------------------------------------------------------
         Full Legal Name of Entity Signing This Order Form ("Licensee")

                                171 Main Street
--------------------------------------------------------------------------------
                     Address of Principal Place of Business

                                                   Hackensack, NJ                       07601
-----------------------------------------------------------------------------------------------------
City                                               State/Province                Postal Code/Country

Contact Person:  Jonathan Reich                    Telephone:  201-928-4438   Fax:  201-928-2970
                ----------------------------------            ---------------      ------------------
Licensee is incorporated in the state/country of:              New Jersey
                                                  ---------------------------------------------------

IMPORTANT NOTICE: UPON EXECUTION OF THIS ORDER FORM BY THE PARTIES, LICENSEE WILL HAVE CERTAIN RIGHTS AND OBLIGATIONS WITH RESPECT TO THE SOFTWARE PRODUCTS LISTED IN THE ATTACHED PRODUCT SCHEDULE (THE "PRODUCTS") AND THE RELATED DOCUMENTATION, AS SET FORTH IN THE ATTACHED LICENSE TERMS AND CONDITIONS. BY SIGNING THIS ORDER FORM, LICENSEE AGREES TO ALL THE TERMS AND CONDITIONS ATTACHED HERETO. THIS ORDER FORM, THE PRODUCT SCHEDULE AND THE LICENSE TERMS AND CONDITIONS ARE REFERRED TO HEREIN COLLECTIVELY AS THE "AGREEMENT." At Licensee's request, Licensor will provide the Products through a Netscape authorized reseller selected by Licensee ("Reseller") provided Licensee independently (i) seeks out the Reseller and (ii) negotiates pricing with the Reseller.

                     LICENSOR                                                       LICENSEE
By:  /s/ Noreen G. Bergin                                             By:  /s/ Jonathan Reich
   -------------------------------------------------------------          ----------------------------------------------------
Print Name:  Noreen G. Bergin                                         Print Name:  JONATHAN REICH
            ----------------------------------------------------                  --------------------------------------------
Title:  Senior Vice President, Finance & Corporate Controller         Title:  Senior Vice President of Marketing & Bus. Dev.
       ---------------------------------------------------------             -------------------------------------------------
Date:  01/31/99                                                       Date:  January 31, 1999
      ----------------------------------------------------------            --------------------------------------------------

AGREEMENT CONSISTS OF:
----------------------

1.  Corporate End User Software Order Form
2.  Product Schedule
3.  General License Terms and Conditions
4.  Product Specific License Terms and Conditions

                       REVIEWED BY
                     NETSCAPE LEGAL

               Initial
                       ---------------------

                       GENERAL LICENSE TERMS & CONDITIONS
                     REDISTRIBUTION OR RENTAL NOT PERMITTED
               These General Terms apply to all Netscape products

BY CLICKING THE ACCEPTANCE BUTTON OR INSTALLING OR USING THE SOFTWARE PRODUCTS LISTED ON THE PRODUCT SCHEDULE, QUOTATION AND OFFER FORM, OR INVOICE (THE "PRODUCTS"), THE INDIVIDUAL OR ENTITY LICENSING THE PRODUCT(S) ("LICENSEE") IS CONSENTING TO BE BOUND BY AND IS BECOMING A PARTY TO THIS AGREEMENT. IF LICENSEE DOES NOT AGREE TO ALL OF THE TERMS OF THIS AGREEMENT, THE BUTTON INDICATING NON-ACCEPTANCE MUST BE SELECTED, AND LICENSEE MUST NOT INSTALL OR USE THE SOFTWARE. (Depending on the method of acquisition the licensed Products will be listed on a Product Schedule, Quotation and Offer form, or invoice. The term "Product Schedule" shall be used herein to refer to whichever of these documents is applicable.).

1. Agreement. The "Agreement" governing Licensee's use of the Product(s) consists of these General License Terms and Conditions ("General Terms"), each set of product specific license terms and conditions which follow ("Product Terms"), and, if provided, the (i) Corporate End User Order Form and product Schedule or (ii) Quotation and Offer form, as applicable. If more than one license agreement was provided for this Product, and the terms vary, the order of precedence of those license agreements is as follows: a signed agreement, a license agreement available for review on the Netscape website, a printed or electronic agreement that states clearly that it supersedes other agreements, a printed agreement provided with a Product, an electronic agreement provided with a Product. The General Terms apply to all Products on the Product Schedule, and each set of Product Terms applies only to the individual Products identified in the Product Terms sheet. All Products are licensed independently of one another. As used in this Agreement, for residents of Europe, the Middle East or Africa, "Netscape" shall mean Netscape Communications Ireland Limited; for residents of Japan, "Netscape" shall mean Netscape Communications (Japan), Ltd.; for residents of all other countries, "Netscape" shall mean Netscape Communications corporation. In this Agreement "Licensor" shall mean Netscape except: (i) if Licensee acquired the Product as a bundled component of a third party product or service, then such third party shall be Licensor; or (ii) if any third party software is included with a Product without any license agreement in any form (no license in the installer, as an electronic file or in the box in printed form), then the use of such third party software shall be governed by this Agreement, and the term "Licensor," with respect to such third party software, shall mean the copyright holder of that software and not Netscape. If a third party license agreement is provided, then the use of the third party software product shall be governed by such third party license agreement and not by this Agreement. Any third party software provided together with a Product is included for use at Licensee's option.

2. Term and Termination. This Agreement shall remain in effect until terminated in accordance with this Section or as otherwise provided in this Agreement. Licensee may terminate this Agreement at any time by written notice to Licensor. Licensor may terminate this Agreement immediately in the event of
(i) any breach of Section 6 or 8 by Licensee or (ii) a material breach by Licensee which is not cured within 30 days of written notice by Licensor. Upon termination, Licensee shall discontinue use and certify as destroyed, or return to Licensor, all copies of the Product(s). Licensee's obligation to pay accrued charges and fees shall survive any termination of this Agreement. Within 30 calendar days after termination of the Agreement, Licensee shall pay to Licensor all sums then due and owing.

3. Fees and Taxes. The license fees due hereunder are exclusive of any applicable taxes. Netscape shall be responsible for and shall reimburse Licensee for, and promptly pay, all applicable national, state and local taxes, value added or sales taxes, and other taxes pertaining to payments except taxes based on Licensee's income. If Netscape in good faith contests any tax that is so payable or reimbursable by Netscape, Licensee shall cooperate in good faith in the contest at Netscape's expense. Licensee shall pass on to Netscape any tax refund and interest related thereto, received by Licensee with respect to Licensee's previous payment or reimbursement of applicable taxes and interest related thereto hereunder, if any.

4. Reports; Records; Audit. Licensee shall provide Licensor with quarterly reports containing the number and type of Product copied for license pursuant to this Agreement. Licensee shall maintain accurate records as necessary to verify compliance with this Agreement. Licensor may conduct one or more audits to verify such compliance. Audits will be conducted during normal business hours. All audits shall be conducted at Licensor's expense unless the results establish that Licensee has underpaid Licensor by more than 5% of the amount actually due, in which case Licensee shall pay all amounts due and bear the expense of the audit. Licensee acknowledges that Licensor is required by its suppliers of the relational database product provided with certain Products to disclose, and Licensee agrees that Licensor may disclose, the make/model, operating system and number of CPUs of the Designated System(s), as defined in the Product Schedule.

5. Proprietary Rights. Title, ownership rights, and intellectual property rights in the Product(s) shall remain in Netscape and/or its suppliers. Licensee acknowledges such ownership and intellectual property rights and will not take any action to jeopardize, limit or interfere in any manner with Netscape's or its suppliers' ownership of or rights with respect to Product(s). The Product(s) are protected by copyright and other intellectual property laws and by international treaties. Title and related rights in the content accessed through the Products(s) are the property of the applicable content owner and are protected by applicable law. The license granted under this Agreement gives Licensee no rights to such content.

6. Restrictions. Except as otherwise expressly permitted in this Agreement, Licensee may not: (i) modify or create any derivative works of any Product or documentation, including translation or localization (Licensee's code written to published APIs (application programming interfaces) for the Product(s) shall not be deemed derivative works); (ii) decompile, disassemble, reverse engineer, or otherwise attempt to derive the source code for any Product (except to the extent applicable laws specifically prohibit such restriction); (iii) redistribute, encumber, sell, rent, lease, sublicense, use the Products in a timesharing or service bureau arrangement, or otherwise transfer rights to any Product; (iv) copy any Product (except for an archival copy which must be stored on media other than a computer hard drive) or documentation (copies shall contain all the notices regarding proprietary rights that were contained in the Product(s) originally delivered by Licensor); (v) remove or alter any trademark; logo, copyright or other proprietary notices, legends, symbols or labels in the Product(s); (vi) modify any header files or class libraries in any Product;
(vii) create or alter tables or reports relating to the database portion of the Product (except as necessary for operating the Product); (viii) publish any results of benchmark tests run on any Product to a third party without Netscape's prior written consent; (ix) use the database provided for use with any Product except in conjunction with the relevant Product; or (x) use any Product on a system with more CPUs than the number licensed, by more Users than have been licensed, on more computers than the number licensed, or by more developers than the number licensed, as applicable.

7. Limited Warranty. Provided Licensee has paid the applicable license fees for the Product(s), for 90 days after the date of shipment to Licensee (date of shipment meaning either the date Licensor shipped the Product on media or the date on which Licensee downloaded the Product from an authorized Netscape download site) of each Product (the "Warranty Period"), Licensor warrants that
(i) the media on which the Product is delivered will be free of defects in material and workmanship under normal use; and (ii) the unmodified Product, when properly installed and used, will substantially achieve the functionality described in the applicable documentation. THE EXPRESS WARRANTY SET FORTH HEREIN CONSTITUTES THE ONLY WARRANTY WITH RESPECT TO THE PRODUCT(S). LICENSOR AND ITS SUPPLIERS DO NOT MAKE, AND HEREBY EXCLUDE, ALL OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO ANY PRODUCT OR TEST DATA INCLUDED IN ANY PRODUCT. LICENSOR AND ITS SUPPLIERS EXPRESSLY DISCLAIM ALL WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT OF THIRD PARTIES' RIGHTS. LICENSOR AND ITS SUPPLIERS DO NOT WARRANT THAT THE PRODUCT(S) WILL MEET LICENSEE'S REQUIREMENTS OR WILL OPERATE IN THE COMBINATIONS WHICH MAY BE SELECTED BY LICENSEE OR THAT THE OPERATION OF THE PRODUCT(S) WILL BE SECURE, ERROR-FREE OR UNINTERRUPTED AND LICENSOR HEREBY DISCLAIMS ANY AND ALL LIABILITY ON ACCOUNT THEREOF. THE SECURITY MECHANISMS IMPLEMENTED BY THE PRODUCT(S) HAVE INHERENT LIMITATIONS, AND LICENSEE MUST DETERMINE THAT THE PRODUCT(S) SUFFICIENTLY MEET LICENSEE'S REQUIREMENTS. LICENSOR AND ITS SUPPLIERS SHALL HAVE NO OBLIGATIONS UNDER THE WARRANTY PROVISIONS SET FORTH HEREIN IF LICENSEE SUBJECTS THE MEDIA TO ACCIDENT OR ABUSE; ALTERS, MODIFIES OR MISUSES THE PRODUCT(S); USES THE PRODUCT(S) INCORPORATED, ATTACHED OR IN COMBINATION WITH NON-NETSCAPE SOFTWARE OR ON ANY COMPUTER SYSTEM OTHER THAN THAT FOR WHICH THE PRODUCT IS INTENDED; OR LICENSEE VIOLATES THE TERMS OF THIS AGREEMENT. THE EXTENT OF LICENSOR'S DUTY UNDER THIS LIMITED WARRANTY SHALL BE THE CORRECTION OR REPLACEMENT ANY PRODUCT WHICH FAILS TO MEET THIS WARRANTY. IN THE EVENT OF A BREACH OF THIS WARRANTY, AND IF LICENSEE PROVIDES LICENSOR WITH A WRITTEN REPORT DURING THE WARRANTY PERIOD, LICENSOR WILL USE REASONABLE EFFORTS TO CORRECT OR REPLACE PROMPTLY, AT NO CHARGE TO LICENSEE, THE ERRORS OR FAILURES. THIS IS LICENSEE'S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF ANY EXPRESS OR IMPLIED WARRANTIES HEREUNDER. NOTWITHSTANDING THE FOREGOING, SOME JURISDICTIONS DO NO ALLOW THE EXCLUSION OF CERTAIN IMPLIED WARRANTIES; HOWEVER, THE EXCLUSIONS OF LICENSOR'S WARRANTY IN THIS LIMITED WARRANTY SECTION SHALL APPLY TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. THIS AGREEMENT DOES NOT EXCLUDE ANY WARRANTIES THAT MAY NOT BE EXCLUDED BY LAW AND ANY LIABILITY ARISING HEREUNDER SHALL BE LIMITED TO THE CORRECTION OR REPLACEMENT OF THE APPLICABLE PRODUCT, AT LICENSOR'S OPTION.

8. Confidentiality. "Confidential Information" shall mean this Agreement, if the terms have been negotiated, pricing information, and all information a party discloses to the other which has been either (i) characterized in writing as confidential at the time of its disclosure or (ii) orally characterized as confidential at the time of disclosure, except for information which the receiving party can demonstrate: (a) is previously rightfully known to the receiving party without restriction on disclosure; (b) is or becomes, from no act or failure to act on the part of the receiving party, generally known in the relevant industry or public domain; (c) is disclosed to the receiving party by a third party as a matter of right and without restriction on disclosure; or (d) is independently developed by the receiving party without access to the Confidential Information. Each receiving party shall at all times, both during the term hereof and for a period of at least 3 years after termination, keep in confidence all such Confidential Information using a standard of care such party uses with its own information of this nature, but in no event less than reasonable care. The receiving party shall not use any Confidential Information other than in the course of its permitted activities hereunder. Without the prior written consent of the disclosing party, the receiving party shall not disclose any Confidential Information except on a "need to know" basis to an employee or contractor under binding obligations or confidentiality substantially similar to those set forth herein. If a receiving party is legally compelled to disclose any of the disclosing party's Confidential Information, then, prior to such disclosure, the receiving party will (i) assert the privileged and confidential nature of the Confidential Information and (ii) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event such protection is not obtained, the receiving party shall disclose the Confidential Information only to the extent necessary to comply with the applicable legal requirements.

9. Limitation of Liability. EXPECT FOR LICENSOR'S OBLIGATIONS AND LIABILITY UNDER SECTION 18 OF THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL LICENSOR OR ITS SUPPLIERS OR RESELLERS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (OR ANY DIRECT DAMAGES WITH RESPECT SOLELY TO ANY DATABASE PRODUCT PROVIDED WITH THE PRODUCT) ARISING OUT OF THE USE OF OR INABILITY TO USE THE PRODUCT, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OR GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, EVEN IF ADVISED OF THE POSSIBILITY THEREOF, AND REGARDLESS OF THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) UPON WHICH THE CLAIM IS BASED. IN ANY CASE, LICENSOR'S ENTIRE LIABILITY UNDER ANY PROVISION OF THIS AGREEMENT SHALL NOT EXCEED IN THE AGGREGATE THE SUM OF THE LICENSE FEES LICENSEE PAID TO LICENSOR FOR THE PRODUCT GIVING RISE TO SUCH DAMAGES, NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY, WITH THE EXCEPTION OF DEATH OR PERSONAL INJURY CAUSED BY THE NEGLIGENCE OF LICENSOR TO THE EXTENT APPLICABLE LAW PROHIBITS THE LIMITATION OF DAMAGES IN SUCH CASES. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THIS EXCLUSION AND LIMITATION MAY NOT BE APPLICABLE. LICENSOR IS NOT RESPONSIBLE FOR ANY LIABILITY ARISING OUT OF CONTENT PROVIDED BY LICENSEE OR A THIRD PARTY THAT IS ACCESSED THROUGH THE PRODUCT AND/OR ANY MATERIAL LINKED THROUGH SUCH CONTENT. ANY DATA INCLUDED IN A PRODUCT UPON SHIPMENT FROM LICENSOR IS FOR TESTING USE ONLY AND LICENSOR HEREBY DISCLAIMS ANY AND ALL LIABILITY ARISING THEREFROM. THE EXTENT OF LICENSOR'S LIABILITY FOR THE LIMITED WARRANTY SECTION SHALL BE AS SET FORTH THEREIN.

10. Encryption. If Licensee wishes to use the cryptographic features of any Product, then Licensee may need to obtain and install a signed digital certificate from a certificate authority or a certificate server in order to utilize the cryptographic features. Licensee may be charged additional fees for certification services. Licensee is responsible for maintaining the security of the environment in which the Product is used and the integrity of the private key file used with the Product. In addition, the use of digital certificates is subject to the terms specified by the certificate provider, and there are inherent limitations in the capabilities of digital certificates. If Licensee is sending or receiving digital certificates, Licensee is responsible for familiarizing itself with and evaluating such terms and limitations. If the Product is a version with FORTEZZE, Licensee will need to obtain PC Card Readers and FORTEZZA Crypto Cards from another vendor to enable the FORTEZZE features.

11. Export Control. Licensee agrees to comply with all export laws and restrictions and regulations of any United States or foreign agency or authority, and not to export or re-export any Product or any direct product thereof in violation of any such restrictions, laws or regulations, or without all necessary approvals. As applicable, each party shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to its own export of the Product from the U.S. Licensee acknowledges that neither the Product nor the underlying information or technology may be downloaded or otherwise exported or re-exported (i) into Cuba, Iran, Iraq, Libya, North Korea, Sudan, Syria or any other country subject to U.S. trade sanctions covering the Product, to individuals or entities controlled by such countries, or to nationals or residents of such countries other than nationals who are lawfully admitted permanent residents of countries not subject to such sanctions; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals and Blocked Persons or the U.S. Commerce Department's Table of Denial Orders. By downloading or using the Product, Licensee represents and warrants that it complies with these conditions.

If the Product(s) are identified as being not-for-export (for example, on the box, media or in the installation process), then, unless Licensee has an exemption from the United States government, the following applies: EXCEPT FOR EXPORT TO CANADA FOR USE IN CANADA BY CANADIAN CITIZENS, THE PRODUCT(S) AND ANY UNDERLYING ENCRYPTION TECHNOLOGY MAY NOT BE EXPORTED OUTSIDE THE UNITED STATES OR TO ANY FOREIGN ENTITY OR "FOREIGN PERSON" AS DEFINED BY U.S. GOVERNMENT REGULATIONS, INCLUDING WITHOUT LIMITATION, ANYONE WHO IS NOT A CITIZEN, NATIONAL OR LAWFUL PERMANENT RESIDENT OF THE UNITED STATES. BY DOWNLOADING OR USING THE SOFTWARE, LICENSEE AGREES TO THE FOREGOING AND WARRANTS THAT IT IS NOT A "FOREIGN PERSON" OR UNDER THE CONTROL OF A "FOREIGN PERSON."

12. High Risk Activities. The Product(s) are not fault-tolerant and are not designed, manufactured or intended for use or resale as on-line control equipment in hazardous environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapon systems, in which the failure of any Product could lead directly to death, personal injury, or severe physical or environmental damage ("High Risk Activities"). Accordingly, Licensor and its suppliers specifically disclaim any express or implied warranty of fitness for High Risk Activities. Licensee agrees that Licensor and its suppliers will not be liable for any claims or damages arising from the use of any Product in such applications.

13. U.S. Government End Users. The Product is a "commercial item," as that term is defined in 48 C.F.R. 2.101 (Oct. 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (Sept. 1995). Consistent with 48 C.F.R.
12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995), all U.S.
Government End Users acquire the Product with only those rights set forth herein.

14. Purchase Orders. Licensee shall place written purchase orders for additional unit licenses. If Licensee is purchasing such licenses from Licensor, the purchase orders shall include the following information: (i) reference to the Agreement number on the Order Form, if applicable; (ii) description of each Product ordered, quantity and price; (iii) shipping instructions and destination; (iv) requested delivery date; (v) bill to address; and (vi) restatement of the payment terms on the Product Schedule, if applicable.

15. Notices. Any notice required or permitted hereunder shall be in English, in writing and shall be deemed to be properly given upon the earlier of (i) actual receipt by the addressee (including facsimile or e-mail) or (ii) 5 business days after deposit in the mail, postage prepaid, when mailed by registered or certified airmail, return receipt requested, or (iii) 2 business days after being sent via private industry courier to the respective parties at the addresses set forth in the Order Form or to such other person or address as the parties may designate in a writing. Notices to Licensor shall be to the attention of the

Legal Department, at Netscape Communications Corporation, 501 East Middlefield Road, Mountain View, CA 94043, USA.

16. Miscellaneous. (a) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements and communications, whether oral or written, between the parties relating to the subject matter hereof, and all past courses of dealing or industry custom. The terms and conditions hereof shall prevail exclusively over any written instrument submitted by Licensee, including purchase order, and Licensee hereby disclaims any terms therein, except for terms therein relating to product description, quantity thereof, pricing therefor, shipment and delivery. (b) This Agreement may be amended only by a writing signed by an executive vice president of Netscape and a duly authorized representative of Licensee. (c) Except to the extent applicable law, if any, provides otherwise, this Agreement shall be governed by the laws of the State of California, U.S.A., excluding its conflict of law provisions. (d) Any dispute hereunder will be negotiated between the parties commencing upon written notice from one party to the other. Settlement discussions and materials will be confidential and inadmissible in any subsequent proceeding without both parties' written consent. If the dispute is not resolved by negotiation within 45 days following such notice, the parties will refer the dispute to non-binding mediation conducted by JAMS Endispute in Santa Clara County, California (the "Venue"). The parties will share the costs of mediation. If the dispute is not resolved after 45 days of mediation, the parties will refer the dispute to binding arbitration by JAMS Endispute in the Venue. The results of any arbitration will be final and non-appealable, except that either party may petition any court of competent jurisdiction in the Venue to review any decision relating to intellectual property matters (including the scope of license rights) vacating or modifying erroneous conclusions of law or findings of fact not supported by substantial evidence. The arbitrator may fashion any legal or equitable remedy except punitive or exemplary damages, which both parties hereby waive. The arbitrator will render a written decision, which may be entered in and enforced by any court of competent jurisdiction, but which will have no preclusive effect in other matters involving third parties. The losing party will pay the costs of the arbitration and the reasonable legal fees and expenses of the prevailing party, as determined by the arbitrator. The parties will jointly pay arbitration costs pending a final allocation by the arbitrator. At any point in the dispute resolution process, either party may seek injunctive relief preserving the status quo pending the outcome of that process. Except as noted, the parties hereby waive any right to judicial process. The U.S. Arbitration Act and JAMS Endispute rules will govern the arbitration process. Absent fraudulent concealment, neither party may raise a claim more than 3 years after it arises or any shorter period provided by applicable statutes of limitations. Notwithstanding the foregoing, Licensor reserves the right to invoke the jurisdiction of any competent court to remedy or prevent violation of any provision in the Agreement relating to payment, Netscape Confidential Information or Netscape intellectual property. (e) If any dispute arises under this Agreement, the prevailing party shall be reimbursed by the other party for any and all legal fees and costs associated therewith. (f) This Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods. (g) If any provision in this Agreement should be held illegal or unenforceable by a court having jurisdiction, such provision shall be modified to the extent necessary to render it enforceable without losing its intent, or severed from this Agreement if no such modification is possible, and other provisions of this Agreement shall remain in full force and effect. (h) The controlling language of this Agreement is English. If Licensee has received a translation into another language, it has been provided for Licensee's convenience only. (i) A waiver by either party of any term or condition of this Agreement or any breach thereof, in any one instance, shall not waive such term or condition or any subsequent breach thereof. (j) The provisions of this Agreement which require or contemplate performance after the expiration or termination of this Agreement shall be enforceable notwithstanding said expiration or termination. (k) Licensee may not assign or otherwise transfer by operation of law or otherwise this Agreement or any rights or obligations herein without the prior express written consent of Licensor, which will not be unreasonably withheld. (l) This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and permitted assigns. (m) If applicable, this Agreement may be executed in counterparts or by facsimile, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement. (n) Neither party shall be in default or be liable for any delay, failure in performance (excepting the obligation to pay) or interruption of service resulting directly or indirectly from any cause beyond its reasonable control. (o) The relationship between Licensor and Licensee is that of independent contractors and neither Licensee nor its agents shall have any authority to bind Licensor in any way. (p) Netscape and its suppliers are direct and intended third party beneficiaries of this Agreement. (q) If any Netscape professional services are being provided, then such professional services are provided pursuant to the terms of a separate Professional Services Agreement between Netscape and Licensee. The parties acknowledge that such services are acquired independently of the Products licensed hereunder, and that provision of such services is not essential to the functionality of such Products. (r) The headings of the sections of this Agreement are used for convenience only and shall have no substantive meaning. (s) Licensor may use Licensee's name in any customer reference list or in any press release issued by Licensor regarding the licensing of the Product and/or provide Licensee's name and the names of the Products licensed by Licensee to third parties.

17. Licensee Outside the U.S. If Licensee is located outside the U.S., then the provisions of this Section shall apply. (i) If Licensee is purchasing licenses directly from Netscape and if Netscape and Licensee are not located in the same country, then, if any applicable law requires Licensee to withhold amounts from any payments to Netscape hereunder Licensee shall effect such withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts, and the sum payable by Licensee upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Netscape receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Netscape would have received and retained absent such required deduction or withholding. (ii) Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents y compris tout avis qui s'v rattache, soient rediges en langue anglaise. (translation: "The parties confirm that this Agreement and all related documentation is and will be in the English language.") (iii) Licensee is responsible for complying with any local laws in its jurisdiction which might impact its right to import, export or use the Product(s), and Licensee represents that it has complied with any regulations or registration procedures required by applicable law to make this license enforceable.

18. Indemnity. (a) Netscape shall defend or settle, at its option, any action brought against Licensee to the extent it is based on a claim that use or reproduction by Licensee of the Netscape-owned portion of the Product hereunder directly infringes any valid patent, copyright or trade secret. Netscape will pay resulting costs, damages and legal fees finally awarded against Licensee in such action which are attributable to such claim provided that: (i) Licensee promptly notifies Netscape in writing of any such claim; (ii) Netscape has sole control of the defense and all related settlement negotiations; and (iii) Licensee cooperates with Netscape, at Netscape's expense, in defending or settling such claim. Should a Product become, or be likely to become in Netscape's opinion, the subject of infringement of such copyright or trade secret, Netscape may (I) procure for Licensee the right to continue using the same or (II) replace or modify it to make it non-infringing. Netscape shall have no obligation or liability for, and Licensee shall defend, indemnify and hold Netscape harmless from and against, any claim based upon:


        (A) use of other than then-current, unaltered version of the product, unless the infringing portion is also in the then-current, unaltered release;

        (B) use, operation or combination of the Product with non-Netscape programs, data, equipment or documentation if such infringement would have been avoided but for such use, operation or combination;

        (C) Licensee's or its agent's activities after Netscape has notified Licensee that Netscape believes such activities may result in such infringement;

        (D) compliance with Licensee's designs, specifications or instructions for the Product;

        (E) any modifications or marking of the Product not specifically authorized in writing by Netscape;

        (F)  any authorized use of any Netscape intellectual property;

        (G) any content provided by Licensee and/or any material to which users can link through such content; or

        (H)  third party software.

The foregoing states the entire liability of Netscape and the exclusive remedy of Licensee with respect to infringement of any intellectual property right, whether under theory of warranty, indemnity or otherwise.

                 NETSCAPE SERVER PRODUCT TERMS AND CONDITIONS

These Terms apply to SuiteSpot, Calendar Express, Calendar Server, Certificate Server, Collabra Server, Compass Server, Content Management Server (part of PublishingXpert), Delegated Administrator, Directory Server, Enterprise Server, FastTrack Server, Messenger Express, Messaging Server, Process Manager & Proxy Server. These terms do not apply to Hosting Edition products. For Hosting Edition products see the Hosting Edition Terms and Conditions.

1. Agreement. The Agreement governing Licensee's use of the Product(s) identified above ("Server Products") consists of these Netscape Server Product Terms and Conditions, the General Terms, and, if provided, the (i) Corporate End User Order Form and Product Schedule or (ii) Quotation and Offer form, as applicable.

2. License Grant. Subject to payment of applicable license fees, Licensor grants Licensee a non-exclusive and non-transferable license to use the executable code version of the Server Product(s) and accompanying documentation in the territory of use allowed under the license fee paid by Licensee (the "Territory"), according to the terms and conditions of this Agreement. Licensee is only entitled to a refund if one is offered by Licensee's place of purchase. Licensee may:

A.  For Packaged Products:

        a. Allow access to the functionality and/or services provided by the Server Products(s) by a maximum of fifty Users, unless (i) Licensee has paid fees for access by additional Users as reflected in the Product Schedule, (ii) the information in the User Table (defined below) indicates access by more or fewer Users is allowed for a specific Server Product, (iii) the Server Product is Netscape FastTrack Server which is licensed on a per copy unlimited User basis, or (iv) Licensee is using the PM Builder component of Netscape Process Manager, which is licensed on a per developer basis. "Users" is defined for each Server Product in the User Definitions table found at the following URL: http://home,netscape.com/servers/pricing/license.html (the "User Table"). License fees must be paid for all Users who have access to the Server Product's services, not just the number who may access those services concurrently. Additional fees are required prior to providing access to additional Users (with the exceptions noted above). It is recommended that Licensee print out a copy of the User Table page on the date of purchase confirmation of the information provided therein.

        b. Install the Server Product(s) on only one computer on a single platform unless Licensee has paid fees for use by additional Users. In that case, for Server Products that are licensed on aper-User basis, Licensee may install one additional copy for every 50 additional licensed Users, except that if the User Table provides different information, Licensee may make the number of copies indicated in the User Table. If a relational database product is provided with a Server Product, Licensee may only install one copy of such relational database, even if additional Users have been licensed. See the Relational Database Rights and Limitations section below for more information on database use. If Licensee has purchased a license for SuiteSpot software, Licensee may install each included Server Product on a different computer and/or platform. Licensee also may switch its installation from one platform to another. It is recommended that Licensee print out a copy of the User Table page on the date of purchase as confirmation, along with the Product Schedule, of the number of copies that may be installed.

B.  For Charters Program Licenses (or a successor volume licensing program):

        a. Allow access to the functionality and/or services provided by the Server Product(s) by the number of Users from whom Licensee has paid license fees, as identified on Licensee's Certificate of Authenticity, unless (i) Licensee has purchased a license at special pricing exclusively for extranet Users, in which case Licensee may permit access to the specified functionality and services only by Users who are not employees or full-time independent contractors, and only by the number of Users specified on the Product Schedule,
(ii) Licensee has purchased a Search and Browse only, per CPU license for Netscape Compass Server (available only for internet and extranet use), in which case Compass Server may not be installed on a computer system with more CPUs than the number licensed, no use of My Compass is allowed, and unlimited user access may be granted for searching and browsing, (iii) Licensee has purchased an unlimited User license for a Server Product for which such licenses are available or (iv) Licensee is using the PM Builder component of Netscape Process Manager, which is licensed on a per developer basis. When licensing SuiteSpot, the number of Users for whom license fees must be paid is the largest number of Users who will have access to any of the included Server Products. Additional fees are required prior to providing access to additional Users (with the exceptions noted above). Extranet-only licenses are not available for the provision of hosting services, such as ISP services.

        b. If the Server Product is SuiteSpot, reproduce, without change, the number of copies of the Server Products in SuiteSpot necessary to support the number of Users on Licensee's Certificate of Authenticity. For individual Server Product(s) that are licensed on a per-User basis, one copy may be installed for every 50 licensed Users, except that if the User Table provides different information, Licensee may make the number of copies indicated in the User Table. However, if a relational database product is provided with a Server Product, Licensee may only make one copy of such relational database, even if additional Users have been licensed. See the Relational Database Rights and Limitations section below for more information on database use.

        c. Make, without change, the number of copies of the documentation provided with the Server Product(s) necessary to support the Server Product(s) copied.

        d. Sublicense the right to use and reproduce the Server Product(s) and related documentation under this Agreement to subsidiaries of Licensee provided Licensee is responsible for each such entity complying with the terms of this Agreement.

C.  For Both A and B:

        a. Use the "Powered by Netscape SuiteSpot" logo (the "Logo") on its website (internal or external) provided (i) the site operates on or utilizes any Server Product or combination of Server Products and (ii) Licensee agrees to the applicable terms and conditions of use described in the Logo usage guidelines found at:
http://home.netscape.com/comprod/mirror/powered_suitespot_guidelines.html. This license does not grant Licensee any rights to use the Logo on products or services. It also does not grant Licensee any rights to use other Netscape trademarks or logos.

        b. If the Server Product(s) contain header files, copy and use the header files solely to create and distribute programs to interface with the server APIs.

        c. If the Server Product(s) contain Java classes other than classes which are part of the Server Product's programming interfact ("Sample Java Classes"), copy and use the Sample Java Classes solely to create and distribute programs to interface with Netscape products.

        d. If applicable, run multiple instances of the Netscape Resource Description Server and Netscape Compass Server software for content robotting on multiple computers.

        e. If applicable, install and run multiple instances of the Netscape Mission Control Console client on multiple computers and platforms for remote and distributed administration of servers and applications.

        f. If applicable, run the server-side JavaScript compiler on an unlimited number of computers.

        g. If the Server Product is or includes Netscape Messenger Express 3.5 ("ME 3.5"), modify ME 3.5 to meet Licensee's needs. The modified version may only be used by Licensee. Any modified code will not be supported or warranted by Licensor. ME 3.5, including any modified versions created by Licensee, may only be used in conjunction with Netscape Messaging Server any may not be used with any third party server product. Licensee may allow use of ME 3.5 by the same number of Users licensed for use of Messaging Server. If Licensee wishes to submit modifications to ME 3.5 to Netscape for possible inclusion in a future version of ME 3.5, Licensee must to the following URL for submission information, and must agree to the license terms posted there. The ME submission site is found at http://home.netscape.com/messaging/v3.5/custmod.html.

        h. If the Server Product is or includes Netscape Calendar Express, use Netscape Calendar Express only in conjunction with Netscape Calendar Server. Netscape Calendar Express may not be used with any other server product. Licensee may allow use of Netscape Calendar Express by the same number of Users licensed for use of Calendar Server.

        i. Use the Netscape Directory Server or Netscape Enterprise Server software bundled or embedded with a Server Product, if any, only in conjunction with that Server Product, and not with other software products or on a stand-alone basis. In addition, in the case of Netscape Process Manager, the only information that may be loaded into the embedded Netscape Directory Server software is (i) the automatically generated process definitions, (ii) user data provided by Netscape with Netscape Process Manager for testing and evaluation purposes and (iii) user information to be used to resolve groups and roles by Process Manager. All other Netscape Process Manager user information must be stored in a separate LDAP directory product. Licensee may use Netscape Directory Server copies that are provided as the embedded directory service component of a third party software product or application only for such embedded directory services and not to provide directory services for other software products or to provide stand-alone directory services (unless the license provided with the third party product containing an embedded Netscape Directory Server explicitly grants additional rights).

        j. Use any Netscape communicator software provided with a Server Product in accordance with the Netscape Client Product Terms and Conditions.

        k. Use the Informix database in Netscape Certificate Server only on a single computer upon which Certificate Server is installed, and only as a repository for Certificate Server's data. The Informix database may be accessed only by tools intended for use with Certificate Server. If the Server Product is SuiteSpot with an Informix database, Licensee may use the Informix database for additional purposes as further described below in the Relational Database rights and Limitations section.

        l. If the Server Product(s) contain a Visigenic VisiBroker development component, use the Visigenic VisiBroker development component on no more than one computer by no more than one developer. The single allowed developer may use both VisiBroker for C++ and VisiBroker for Java.

        m. If the Server Product(s) contain a Visigenic runtime component, use the Visigenic runtime component to invoke object implementations, provided that the invoking application (i) is one or more components of the Server Product or
(ii) interoperates with and runs on the same computer as the Server Product.

D. Relational Database Rights and Limitations. If the Server Product is SuiteSpot with an included database product, then the following rights and limitations govern Licensee's use of the included database:

        a. Informix Database. If the SuiteSpot software includes an Informix database, the Informix database may be used only (i) for the purpose of developing Netscape web server applications ("Web Server Applications"); and
(ii) to reproduce and distribute a single copy of the runtime version of the Informix database for use solely as a component of a Web Server application and only on a single computer for up to 32 connections (the "Deployment System"). A "Connection" means a computer process generated by the designated computer to service on-line users of the Web Server Applications. A single connection may support a multitude of users, the exact number of which depends on the particular circumstances. Multiple Web Server Applications may reside on the Deployment System, provided that all such applications access only the single copy of the Informix database and all Web Server Applications together use no more than 32 connections. Licensee may use the Informix database to develop any number of Web Server applications, but once Licensee has distributed a single runtime version of the Informix database in any one Web Server Application, Licensee may not distribute the Informix database in another copy of that Web Server Application or as part of any subsequent Web Server Application. In order to provide a database product as part of Licensee's Web Server Application either Licensee must purchase a separate database product license for each recipient, or each recipient to whom Licensee distributes a Web Server Application must license its own copy of a database product. Licensee may not establish direct connections with the Informix database other than through Enterprise Server software of use the Informix database for any purpose other than developing and executing Web Server Applications.

        b. Oracle Database. If the SuiteSpot software includes an Oracle database, Licensee is licensed to run the Oracle database only on a single processor on the same computer upon which Enterprise Server software is installed for internal business purposes, and only permitting access by up to ten named users. The Oracle database may be used only for the purpose of developing Web Server Applications, and for no other purpose. Licensee may not distribute the Oracle database with Web Server Applications. In order to provide a database product as part of Licensee's Web Server Application either Licensee must purchase a separate database product license for the each recipient, or each recipient to whom Licensee distributes a Web Server Application must license its own copy of a database product. Licensee may not establish direct connections with the Oracle database other than through Enterprise Server software.

        c. Fees. License fees for most Server Products are based on the number of Users accessing certain functionally and/or services of the Server Product. User-based licensing applies to these server products. Detailed information regarding user-based and other types of licensing and license fees can be found at the User Table page. It is recommended that Licensee print out a copy of the User Table page on the date of purchase as confirmation of the information therein.